Exhibit 10.21

CONTRATO DE PRESTACIÓN DE
SERVICIOS

KEY METALS CORPORATION CHILE SpA

Y

INVERSIONES ZT FINANCIAL GROUP SpA

En Santiago, a 01 de octubre de 2021, entre KEY METALS CORPORATION CHILE SpA, Rut N.° 77.393.842-3, representada por don Ignacio Joaquín López Alarcón, cédula nacional de identidad N.° 16.017.525-7, ambos domiciliados en calle Pedro de Villagra N.° 2351, comuna de Vitacura, Santiago, Región Metropolitana, en adelante “KEY METALS” o la “Empresa”, por una parte;

y por la otra, e INVERSIONES ZT FINANCIAL

GROUP SpA, Rut N.° 76.472.638-3,
representada por don José Enrique Correa Tocornal, cédula nacional de identidad N.° 8.924.473-0, con domicilio en Avenida José Alcalde Délano N.° 10.581, oficina 532, comuna de Lo Barnechea, Santiago, Región Metropolitana, en adelante el “Prestador”, y conjuntamente con KEY METALS, en adelante las “Partes”, se ha convenido el siguiente contrato de prestación de servicios, en adelante también el “Contrato”:

PRIMERO: Objeto. KEY METALS contrata al Prestador a fin de que éste le preste Servicios de Gerenciamiento. El Prestador se obliga a prestar estos servicios siempre a través de don José Enrique Correa Tocornal, ya individualizado, y deberá dar cumplimiento a todas las obligaciones naturalmente comprendidas en la naturaleza de los servicios prestados.

Los servicios individualizados precedentemente se desempeñarán en forma independiente, sin vínculo de subordinación ni de dependencia. El Prestador desempeñará sus funciones en las localidades necesarias para su cometido. Su trabajo lo realizará en el horario, los lugares y las condiciones que le sean requeridas por la Empresa, complementándolas y coordinándolas de acuerdo con lo que él estime más apropiado, con la sola limitación de rendir cuentas e informar las gestiones en forma oportuna y cabal según los requerimientos de la Empresa.

Se deja constancia de que el Prestador es un consultor independiente, que no tiene vínculo de subordinación con la Empresa, y que éste no es un contrato de trabajo, ni genera otros derechos que los que se estipulan expresamente más adelante.

En la prestación de estos servicios, el Prestador deberá estar a las instrucciones que le imparta directamente KEY METALS o su matriz estadounidense, KEY METALS CORP., quienes le proporcionarán las directrices e instrucciones necesarias para el adecuado desarrollo de su actividad y supervisarán el adecuado cumplimiento de las obligaciones que el Prestador ha asumido con ocasión de este Contrato.

SERVICE AGREEMENT

BETWEEN

KEY METALS CORPORATION CHILE SpA

AND

INVERSIONES ZT FINANCIAL GROUP SpA

In Santiago, on October 1, 2021, KEY METALS CORPORATION CHILE SpA, Chilean Taxpayer No. 77,393,842-3, herein represented by Ignacio Joaquín López Alarcón, National Identification Card No. 16,017,525-7, both with address at 2,351, Pedro de Villagra Street, Vitacura borough, Santiago, Metropolitan Region, party of the first part, hereinafter called “KEY METALS” or the “Company”, and

INVERSIONES ZT FINANCIAL GROUP SpA, Chilean Taxpayer No. 76,472,638-3, herein represented by José Enrique Correa Tocornal, National Identification Card No. 8,924,473-0, with address at 10,581, José Alcalde Délano Street, Suite 532, Lo-Barnechea borough, Santiago, Metropolitan Region, party of the second part, hereinafter called the “Contractor”, and together with KEY METALS, the “Parties”, who have agreed on a service agreement, hereinafter called the “Agreement”, as follows:

FIRST – Purpose: KEY METALS hereby retains the Contractor’s Management Services. The Contractor hereby commits to provide such services always through its already identified representative, José Enrique Correa Tocornal, and must meet all of the inherent obligations of the rendered services.

The Contractor shall provide the forenamed services in an independent manner, without any subordination or dependence relationship, performing its duties wherever needed, during the hours, where and in the conditions that the Company may require, supplemented and coordinated as the former may deem best suited, and only restrained by having to timely and fully report and account for its work as required by the Company.

It is herein recorded that the Contractor is an independent consultant, has no subordination relationship with the Company, and that this Agreement is not a work contract, and does not create any other rights than those expressly stipulated hereinafter.

In providing these Services, the Contractor must follow KEY METALS’ direct directions, or those of KEY METALS CORP., the latter’s parent company in the United States of America, which shall provide the Contractor with the directions and directives needed for properly performing its activities, and shall supervise that it properly meets its obligations hereunder.

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SEGUNDO: Precio. Por los servicios prestados, KEY METALS pagará al Prestador una suma equivalente a US$ 12.000 (doce mil dólares de los Estados Unidos de Norteamérica) mensuales, contra entrega del respectivo documento tributario que respalde la prestación de servicios. KEY METALS retendrá y pagará los impuestos que de acuerdo a la ley corresponda pagar.

Este monto se liquidará y pagará por meses vencidos, el último día del mes al cual hubiere correspondido el período de prestación de servicios, y se pagará en moneda nacional, según el valor del dólar observado a que se hace referencia en el Capítulo Primero, Número Seis, del Compendio de Normas y Cambios Internacionales del Banco Central de Chile, publicado en el Diario Oficial a la fecha de la emisión de la factura o documento tributario respectivo.

El Prestador podrá prestar los servicios por sí mismo o a través de don José Enrique Correa Tocornal, ya individualizado, indistintamente. En dicho caso, don José Enrique Correa Tocornal emitirá una boleta de honorarios por el monto correspondiente al precio mensual de los servicios prestados.

TERCERO: Inexistencia de vínculo laboral durante la vigencia del Contrato. Los comparecientes dejan expresa constancia que entre la Empresa y el Prestador no existe ni existirá vínculo ni relación laboral en los términos establecidos en la legislación laboral. De este modo, el Prestador no estará sujeto a horario, jornada de trabajo, subordinación ni dependencia jerárquica respecto de la Empresa y sus ejecutivos. Asimismo, no se generará a favor de éste, en relación a la Empresa, derecho a indemnización alguna, feriado legal o proporcional, cotizaciones previsionales ni a ningún otro concepto fuera de los honorarios pactados en el presente Contrato en favor del Prestador.

CUARTO: Lugar de prestación de los servicios. Los servicios contratados serán prestados en las oficinas del Prestador y en los demás lugares que sean necesarios atendida la naturaleza de los servicios prestados, o en los proyectos de exploración de minerales de KEY METALS o sus dependencias regionales donde y cuando sean necesarios.

La Empresa podrá poner a disposición del Prestador elementos técnicos y materiales de propiedad de ésta con el fin de dar cumplimiento al objeto de este Contrato, sin embargo, podrá supervisar, en todo momento, el uso de dichos recursos puestos a disposición del Prestador. La Empresa no dispondrá de un lugar físico o un computador para ser utilizado por el Prestador. El suministro de estos ítems será a cargo y cuenta del Prestador.

SECOND – Price: KEY METALS shall pay a monthly amount equivalent to USD 12,000 (twelve thousand dollars of the United States of America) to the Contractor, against the corresponding tax document backing the rendered services, and KEY METALS shall withhold and pay all legally applicable taxes.

This amount shall be settled and paid on the last day of the month of the respective service provision, in Chilean national currency, according to the observed dollar exchange rate referenced in Item 6 of Chapter 1 of the Central Bank of Chile’s Summary of Foreign Exchange Rules, published in the Official Gazette on the date of issue of the corresponding invoice or tax document.

The Contractor may provide the services either on its own or through its already identified representative, José Enrique Correa Tocornal. In such a case, the latter shall issue an invoice for professional services in the amount of the monthly price of the rendered services.

THIRD – No Labour Relationship Throughout the Agreement: The appearing parties herein expressly record that there is and shall be no labour relationship, as defined by Chilean labour laws, between the Company and the Contractor. Thus, the Contractor shall not be subject to any timetables, working hours, subordination or reporting lines with regard to the Company or its executives. Likewise, the Contractor shall not be entitled to any compensations, indemnities, legal or proportional holidays, social security contributions or any other benefits payable by the Company, other than the Contractor’s fees agreed hereunder.

FOURTH – Place of Service Provision: The retained services shall be provided at the Contractor’s offices and any other places as may be needed according the nature thereof, or at any of KEY METALS’ ore mining projects or regional offices as needed.

The Company may make any of its technical items or materials available to the Contractor for the latter to fulfill the purpose hereof. However, it may also supervise the use given to such resources at any time. The Company shall not provide any physical spaces or computers for the Contractor’s use. It shall fall upon the Contractor to provide such items and bear the costs thereof.

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QUINTO: Confidencialidad. En el cumplimiento de las obligaciones contraídas en del Contrato, el Prestador quedará especialmente obligado a guardar la más absoluta y estricta confidencialidad y reserva sobre las operaciones y proyectos de la Empresa y de su matriz, así como de todos los antecedentes, información y documentos que le sean facilitados para la prestación de sus servicios o que conozca con ocasión de ésta, como por ejemplo, patentes, procedimientos, producción, sistemas, ventas, compras y cualquier otro conocimiento cuya divulgación signifique o pueda significar, de cualquier forma, un real o eventual perjuicio para la Empresa, su matriz, sus dueños o sus ejecutivos.

Las partes convienen en elevar a la calidad de esencial de este Contrato dicha obligación, por lo tanto, se entiende que la violación de esta confidencialidad significa un incumplimiento grave de las obligaciones que impone el Contrato, por lo que podrá dar lugar, a la decisión de la Empresa, de poner término al presente Contrato sin derecho a indemnización alguna para el Prestador.

Toda correspondencia, documentos, registros fueren escritos o no, incluyendo una copia de todos los archivos electrónicos, y cualquier otro bien que sea de propiedad de la Empresa que se encuentre en poder del Prestador o bajo su control, y que sean relativos al negocio de la Empresa, seguirán siendo de propiedad de la Empresa o de la matriz para todo efecto legal, debiendo ser, por lo tanto, restituidos a ésta a su solo requerimiento.

SEXTO: Término anticipado. Queda expresamente establecido por las partes que, en caso que el Prestador infrinja la limitación establecida en la cláusula Quinta precedente, en caso de incumplimiento grave por parte del Prestador en sus obligaciones en conformidad al presente Contrato, o bien, si actuare de modo tal que pudiere poner en riesgo o perjudicar los intereses o el prestigio de KEY METALS, sus directores, ejecutivos, empleados o consultores, KEY METALS tendrá la facultad de poner término inmediato al presente Contrato, pudiendo en tal caso suspender el pago de los honorarios devengados hasta ese momento, a objeto de aplicar dichas sumas al pago de las indemnizaciones a las que eventualmente pudiere resultar obligado el Prestador, como compensación por los perjuicios que causare, todo ello sin perjuicio de los demás derechos y facultades que legalmente asistan a la Empresa.

SÉPTIMO: Cesión. Queda absolutamente prohibido al Prestador ceder o traspasar el presente Contrato, total o parcialmente, o dar participación de él a terceras personas, sin la autorización escrita de la Empresa.

FIFTH – Confidentiality: While meeting its obligations hereunder, the Contractor shall be especially bound to keep the fullest and strictest confidence and reserve regarding the Company’s operations and projects, and those of its parent company, as well as all records, information and documents that may be provided thereto in order to facilitate the service provision, or of which it may learn while providing such services, such as, for instance: patents, procedures, production, systems, sales, purchases, or any other knowledge the disclosure of which entailed, or may in any way entail, any actual or potential damages to the Company, its parent company, or any of their owners or executives.

The Parties hereby agree that the aforesaid obligation shall be essential hereto, and therefore, any violation of this confidentiality undertaking shall be deemed a serious breach of the obligations hereunder, and may lead to the Company deciding to terminate this Agreement, without the Contractor having any right of compensation or indemnity whatsoever.

All correspondence, documents, written or other records, including any copies of electronic files, and any other type of assets belonging to the Company that were in the hands or under the control of the Contractor, and concerned the Company’s business, shall remain the latter’s property, or that of its parent company, for all legal purposes, and must consequently be returned thereto upon the mere request of either thereof.

SIXTH - Early Termination: The Parties hereby expressly stipulate that, were the Contractor to infringe the limitation previously stipulated in Clause Fifth, seriously breach any of its obligations hereunder, or act in any way that may endanger or harm KEY METALS’ interests or standing, or those of any of its directors, executives, employees or consultants, the Company shall have the right of immediate termination hereof, and in such a case, may suspend the payment of any fees accrued to that time, so as to apply any such amounts against any compensations or indemnities that the Contractor may have to pay for resulting damages. All of the foregoing shall not limit any other rights or actions that may pertain to the Company by law.

SEVENTH - Assignment: The Contractor may not in any way assign or transfer this Agreement, or any part thereof, or give any interest therein, to any third parties, without the Company’s written authorization.

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OCTAVO: Duración. Se deja constancia que el presente contrato rige a partir del 01 de octubre de 2021 y tendrá duración indefinida. Cualquiera de las Partes podrá poner término al mismo mediante aviso por escrito a la otra, con a lo menos 30 (treinta) días de anticipación a la fecha de término efectivo, sin necesidad de fundamentar su decisión y sin derecho a compensación alguna a favor de la otra Parte.

NOVENO: Declaraciones. El Prestador declara que es el único responsable de velar por la salud y seguridad de su personal. En tal sentido, el Prestador declara que

(i)   renuncia de la manera más amplia, a presentar cualquier tipo de reclamo frente a KEY METALS por contagios de COVID-19 de su personal a cargo de la ejecución de los servicios; y

(ii)  renuncia a solicitar gastos y/o costos adicionales relacionados con el tratamiento médico de su personal a causa de contagios de COVID-19; incluyendo los costos asociados al reemplazo del personal afectado, los cuales son de exclusiva responsabilidad del Prestador. Para mayor claridad, las partes acuerdan que el reemplazo el personal afectado por COVID-19 no podrá bajo ningún supuesto incrementar el precio de los servicios.

DÉCIMO: Domicilio. Para todos los efectos del presente Contrato, las partes fijan su domicilio en Santiago y se someten a la jurisdicción del Tribunal Arbitral a que se alude en la cláusula Décimo Primera siguiente.

DÉCIMO PRIMERO: Arbitraje. Cualquier dificultad o controversia que se produzca entre los contratantes respecto de la aplicación, interpretación, duración, validez o ejecución de este contrato o cualquier otro motivo será sometida a arbitraje, conforme al Reglamento Procesal de Arbitraje del Centro de Arbitraje y Mediación de Santiago, vigente al momento de solicitarlo. Las partes confieren poder especial irrevocable a la Cámara de Comercio de Santiago A.G., para que, a petición escrita de cualquiera de ellas, designe a un árbitro arbitrador de entre los integrantes del cuerpo arbitral del Centro de Arbitraje y Mediación de Santiago. En contra de las resoluciones del arbitrador no procederá recurso alguno, renunciando las partes expresamente a ellos. El árbitro queda especialmente facultado para resolver todo asunto relacionado con su competencia y/o jurisdicción.

Personerías: La personeria de don Ignacio Joaquín López Alarcón para representar a KEY METALS CORPORATION CHILE SpA, consta de escritura pública de fecha 15 de junio de 2021, otorgada en la Notaria de Santiago de doña Maria Pilar Gutiérrez Rivera bajo el repertorio N.º 15.521/2021.

La personeria de don José Enrique Correa Tocornal para actuar en representación de INVERSIONES ZT FINANCIAL GROUP SpA, consta de escritura pública de fecha 11 de marzo de 2014, otorgada en la Notaría de Santiago de don Sergio Carmona Barrales.

El presente Contrato se firma en dos ejemplares de igual fecha y tenor, quedando uno en poder de la Empresa y uno en poder del Prestador.

EIGHTH - Duration: This Agreement shall be effective as of October 1, 2021, and shall have an indefinite duration. Either Party may terminate the Agreement by giving notice to the other at least 30 (thirty) days before the actual termination date, without needing to justify its decision and without the other Party having any right of compensation or indemnity whatsoever.

NINTH: - Representations: The Contractor hereby represents that it is solely responsible for the safety of its personnel, and in this sense, it states:

(i)  That, to the fullest extent, it waives any and all claims whatsoever on KEY METALS for COVID-19 infections of its personnel providing the services, and

(ii)  That it waives any and all requests for reimbursement of additional expenses or costs in connection with the medical treatment of its personnel in reason of COVID-19 infections, including any costs relating to the replacement thereof, which must be solely borne by the Contractor, and for greater clarity, the Parties hereby agree that replacing any personnel infected by COVID-19 may in no way increase the price of the services.

TENTH – Jurisdiction: For all purposes hereof, the Parties hereby set their legal residence in Santiago, and submit to the jurisdiction of the Arbitral Court specified in the following clause, numbered Eleventh.

ELEVENTH: Arbitration: Any difficulties or conflicts that may arise between the contracting parties regarding the application, interpretation, duration, validity or implementation hereof, or for any other reasons, shall be submitted to arbitration, according to the then current Arbitration Rules of Procedure of the Santiago Arbitration and Mediation Centre. The Parties hereby grant an irrevocable special power to the Santiago Chamber of Commerce, so that, on a written request of either of them, it may appoint an arbitrator ex aequo et bono among the members of the body of arbitrators of the Santiago Arbitration and Mediation Centre. The arbitrator’s decisions may not be appealed, and the Parties hereby expressly waive any such rights. The arbitrator is hereby specially authorized to rule on any matters within his or her competence and jurisdiction.

Legal Representation: Ignacio Joaquín López Alarcón has been authorized to represent KEY METALS CORPORATION CHILE SpA in a document signed on June 15, 2021, at the Santiago Notary Offices of Maria Pilar Gutiérrez Rivera, and entered in the Journal under No. 15,521/2021.

José Enrique Correa Tocornal has been authorized to represent INVERSIONES ZT FINANCIAL GROUP SpA in a document signed on March 11, 2014, at the Santiago Notary Offices of Sergio Carmona Barrales.

This Agreement has been signed in two identical counterparts on the same date, one given to the Company and the other one to the Contractor.

/s/ Ignacio Joaquín López Alarcón
Ignacio Joaquín López Alarcón
ID Card No. 16,017,525-7
For KEY METALS CORPORATION CHILE SpA

/s/ José Enrique Correa Tocornal
José Enrique Correa Tocornal
ID Card No. 8,924,473-0
For INVERSIONES ZT FINANCIAL GROUP SpA

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